Exhibit 99(a)
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[First Union Logo appears here]                     [Wachovia logo appears here]

                            Media Contacts:
                            First Union:    Ginny Mackin           704-383-3715
                                            Mary Eshet             704-383-3715
                            Wachovia:       Ed L. Hutchins         336-732-4200
                                            Jay E. Reed            336-732-5855

                            Investor Contacts:
                            First Union:    Alice Lehman           704-374-4139
                            Wachovia:       Robert S. McCoy Jr.    336-732-5926
                                            Marsha L. Smunt        336-732-5788




                        FIRST UNION AND WACHOVIA TO MERGE
                        ---------------------------------


           Creating the Premier East Coast Financial Services Company


CHARLOTTE and WINSTON-SALEM, N.C., April 16, 2001 - First Union Corporation (NYSE:FTU) and Wachovia Corporation (NYSE:WB) said today they have signed a definitive agreement for a merger of equals.

The combined company, which will be known as Wachovia Corporation, will offer its 19 million combined customers an unprecedented array of corporate banking, retail banking, asset and wealth management, capital markets and securities brokerage services and products. With total assets of $324 billion and a market capitalization of $45 billion, the company will be the largest financial holding company in its Southeast/East Coast region and the fourth largest nationwide. The company will be headquartered in Charlotte, and maintain the regional headquarters for its North and South Carolina banks in Winston-Salem.

Terms of the agreement call for common stockholders of Wachovia to receive 2.0 shares of common stock of First Union in exchange for each share of Wachovia common stock. In addition, Wachovia's board is expected to approve a special 48 cents per common share dividend payable prior to closing in the third quarter. The purchase accounting transaction will be immediately accretive to the cash earnings per share of both companies upon closing, and will provide an internal rate of return in excess of 20 percent for both groups of shareholders.

When the merger is completed, L.M. Baker Jr., chairman, president and chief executive officer of Wachovia, will become chairman of the new organization. G. Kennedy Thompson, chairman, president and chief executive officer of First Union, will become president and chief executive officer of the new company. The board of directors of the combined company will comprise 18 members, with nine coming from the Wachovia board and nine from the First Union board.

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"Together, this new company will have what superregional banks rarely have: a full line of financial products, services and distribution capabilities, sufficient density of coverage and depth of talent to leverage its leading share in key growth markets, strong capital position and an experienced management team. These strengths will enable superior growth rates in revenues and profits," said Baker. "At the core, each company has an accomplished corporate bank, a wonderfully positioned retail franchise, and unbeatable opportunities in wealth and asset management. Our home region has great economic fundamentals. Our corporate cultures are very similar, focused on customer relationships."

"Wachovia and First Union have a common vision, common values, common markets - and now a common name," said Thompson. "While scale is important in this business, this merger is about getting better, not just bigger."

The companies said the new Wachovia will have leading market share in numerous high growth markets, with an extensive product offering - the No. 1 retail bank in the East, No. 1 in small business banking, a leading national brokerage and fund manager, an investment bank focused on growth companies and a well-positioned corporate bank. The new Wachovia will have total deposits of $183 billion, assets under management of $222 billion and mutual fund assets of $96 billion. The company's 19 million customers (3.1 million of them on-line) will be served by 90,000 total employees, 2,900 banking branches, 5,100 ATMs, and nearly 600 brokerage offices staffed by 8,300 registered representatives.

Wachovia and First Union also have designated the other key members of the new company's senior management team:

o Robert P. Kelly, executive vice president and chief financial officer of First Union, will become chief financial officer;
o Donald K. Truslow, senior executive vice president and chief risk officer of Wachovia, will become chief risk management officer;
o Benjamin P. Jenkins III, vice chairman of First Union, will head General Banking;
o Stanhope A. Kelly, senior executive vice president of Wachovia, will head Wealth Management;
o Donald A. McMullen Jr., vice chairman of First Union, will head Brokerage and Asset Management;
o W. Barnes Hauptfuhrer, managing director, and Stephen E. Cummings, managing director, of First Union, will co-head Corporate and Investment Banking;
o        Paul G. George, executive vice president of Wachovia, will head Human
         Resources;
o Jean E. Davis, senior executive vice president of Wachovia, will head Operations and Technology;
o Mark C. Treanor, executive vice president, secretary and general counsel of First Union, will head Legal Affairs;
o Robert S. McCoy Jr., vice chairman and chief financial officer of Wachovia, and David M. Carroll, executive vice president of First Union, will head the merger integration team.


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The companies expect the merger integration process to be completed in three years.

"Successful mergers today are about satisfied customers and energized employees," said Thompson. "Throughout this transition, customers will remain our top priority. Our customers will benefit from enhanced products and services and the best employee talent in the industry. Our unwavering commitment to teamwork and quality will help ensure a seamless transition for all customers."

The companies expect the merger to generate $890 million in annual expense reductions, phased in over the three-year integration period. This equals eight percent of the companies' current combined expense base. The companies expect to take merger-related one-time charges of $1.45 billion, related to staff training, retention and severance; real estate; systems integration; and other miscellaneous accruals. The companies believe that they may be required to divest approximately $1.5 billion to $2 billion in deposits as a condition of regulatory approval. Over the three-year integration period, the combined staff will be reduced by approximately 7,000 positions. Close to half of this reduction is expected to be achieved through normal attrition.

"Our policy in integrating our companies will be to provide the best value to customers and the best service to our communities. We will select the best of the best - systems, facilities, products and people - to attract, retain and enhance customer relationships," said Baker.

"Both companies have a long and proud tradition of outstanding community service. Together, we will be able to strengthen our community leadership, and our shared commitment to the communities we serve will be made more powerful by this merger," concluded Baker.

The combined company expects to pay a quarterly cash dividend of 24 cents per common share, and to maintain over time a dividend payout ratio of 35 percent to 40 percent of its earnings.

The transaction will be accounted for under purchase accounting. It is expected to close in the third quarter of 2001 and is subject to normal shareholder and regulatory approvals. The merger has been unanimously approved by the boards of directors of both companies. Wachovia and First Union have granted each other options to purchase, under certain circumstances, up to 19.9 percent of each other's outstanding common shares. Wachovia was represented by Credit Suisse First Boston and Simpson Thacher & Bartlett. First Union was represented by Merrill Lynch and Sullivan & Cromwell.

First Union: (NYSE:FTU), with $253 billion in assets and stockholders' equity of $16 billion at March 31, 2001, is a leading provider of financial services to 15 million retail and corporate customers throughout the East Coast and the nation. The company operates full-service banking offices in 11 East Coast states and Washington, D.C., and full-service brokerage offices in 47 states. Online banking products and services can be accessed through www.firstunion.com.

Wachovia: (NYSE:WB) is a major interstate financial holding company offering banking and financial services to individuals primarily in Florida, Georgia, North Carolina, South Carolina

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and Virginia and to corporations and institutions throughout the United States and globally. Wachovia Corporation is headquartered in Winston-Salem, N.C., and Atlanta, and had assets of $74 billion at December 31, 2000.

Announcement Conference Call: Ken Thompson and Bud Baker will discuss the combination of the two companies on a conference call at 10:45 a.m. EDT on Monday, April 16. The call will be available by telephone and audio webcast. During the call, the speakers will review information presented in handouts that are available through www.firstunion.com or www.wachovia.com and through fax-on-demand at 800-281-3244, code 700. Participants are encouraged to access the handouts before the teleconference begins.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to www.firstunion.com or www.wachovia.com and click on the audio webcast link. Please log on to the Web site at least 10 minutes prior to the call to register and download and install any necessary audio software. A replay of the webcast also will be available beginning at 1 p.m. today.

Teleconference Instructions: The telephone number to participate in today's teleconference is 888-946-7205 for U.S. callers (or 712-271-0175 for international callers). You will be asked to provide your name and business affiliation. Mention the conference access code: 33345. A continuous telephone replay will be available beginning at 1 p.m. today through 5 p.m. on Monday, April 23. The replay telephone number is 402-998-1145.

Video New Release: B-roll with footage of Ken Thompson and Bud Baker and of the two companies can be downlinked from the following coordinates: Telstar 5, Transponder 16, Downlink frequency 4020 Horizontal, 8:00-8:30 a.m. EDT and 12:00-12:30 p.m. EDT.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation,
(i) statements about the benefits of the merger between First Union Corporation and Wachovia Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to First Union's and Wachovia's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets" and similar expressions. These statements are based upon the current beliefs and expectations of First Union's and Wachovia's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of First Union's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause First Union's and

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Wachovia's results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to First Union or Wachovia or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. First Union and Wachovia do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information
The proposed transaction will be submitted to First Union's and Wachovia's stockholders for their consideration, and First Union and Wachovia will file a registration statement, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to First Union Corporation, Investor Relations, One First Union Center, 301 South College Street, Charlotte, NC 28288-0206, (704)-374-6782, or to Wachovia Corporation, Investor Relations, 100 North Main Street, Winston-Salem, NC 27150, (888)-492-6397.

First Union and Wachovia, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of First Union and Wachovia in connection with the merger. Information about the directors and executive officers of First Union and their ownership of First Union common stock is set forth in the proxy statement, dated March 13, 2001, for First Union's 2001 annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Information about the directors and executive officers of Wachovia and their ownership of Wachovia common stock is set forth in the proxy statement, dated March 19, 2001, for Wachovia's 2001 annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.


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